TERMINATION AGREEMENT

      THIS TERMINATION AGREEMENT (the "Agreement") is made and entered into effective as of January 26, 2005, by and between NUWAVE TECHNOLOGIES, INC., a Delaware corporation (the "Company"), and CORNELL CAPITAL PARTNERS, LP, a Delaware limited partnership (the "Investor").

                                    Recitals:

      WHEREAS, in May 2004, the Company and the Investor entered into that certain Standby Equity Distribution Agreement, as well as the related Registration Rights Agreement, Placement Agent Agreement and Escrow Agreement of even date therewith (together with the Standby Equity Distribution Agreement, the "Transaction Documents");

      NOW, THEREFORE, in consideration of the promises and the mutual promises, conditions and covenants contained herein and in the Transaction Documents and other good and valuable consideration, receipt of which is hereby acknowledged, the parties hereto agree as follows:

      1. Termination. The Transaction Documents are hereby terminated, as are the respective rights and obligations contained therein. As a result of this provision, none of the parties shall have any rights or obligations under or with respect to the Transaction Documents.

      2. Payment of Fees. Notwithstanding the termination of the Transaction Documents, the Company shall pay to the Placement Agent 111,111 shares of the Company's common stock. The parties acknowledge that such shares have previously been issued to the Placement Agent.

      3.

                     [SIGNATURE BLOCK ON THE FOLLOWING PAGE]
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      IN WITNESS WHEREOF, the parties have signed and delivered this Termination
Agreement on the date first set forth above.

                                            NUWAVE TECHNOLOGIES, INC.


                                            By: /s/ George D. Kanakis
                                                --------------------------------
                                            Name     George D. Kanakis
                                            Title:   President

                                            CORNELL CAPITAL PARTNERS, LP

                                            By:      Yorkville Advisors, LLC
                                            Its:     General Partner


                                                     By: /s/ Mark Angelo
                                                         -----------------------
                                                     Name     Mark Angelo
                                                     Title:   Managing Member

                                            SOLELY WITH RESPECT TO THE PLACEMENT
                                            AGENT AGREEMENT:

                                            NEWBRIDGE SECURITIES CORPORATION


                                            By: /s/ Guy Amico
                                                --------------------------------
                                            Name     Guy Amico
                                            Title:   President